EXHIBIT 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
AD.VENTURE PARTNERS, INC.

Pursuant to Sections 242 and 245
of the
Delaware General Corporation Law

Howard S. Balter hereby certifies as follows:
1. The original name of the corporation was “ad.venture partners, inc.”, and the date of filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 7, 2005.
2. The present name of the corporation, as reflected in the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 24, 2005 (the “Prior Certificate”) is “Ad.Venture Partners, Inc.”;
3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Prior Certificate;
4. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”); and
5. The text of the Prior Certificate of the corporation is hereby amended and restated to read, in full, as follows:
     First. The name of the Corporation is hereby changed to “180 Connect Inc.” (the “Corporation”).
     Second. The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.
     Third. The purpose of the Corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the DGCL.
     Fourth. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock with a par value of $0.0001 per share and of which 1,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share.

          A. Common Stock. Except as otherwise required by law, as provided below with respect to the Special Voting Share or as otherwise provided in any Preferred Stock Designation, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote; provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders or one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
          B. Preferred Stock. 1 of the authorized shares of Preferred Stock is hereby designated as the “Special Voting Share” (the “Special Voting Share”). The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly granted authority to issue any or all of the remaining unissued and undesignated shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required to take such action pursuant to any Preferred Stock Designation. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
          C. Special Voting Share. The rights, preferences, privileges, restrictions and other matters relating to the Special Voting Share are as follows:
               (1) Voting Rights.
                    a. The Special Voting Share shall entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of exchangeable shares (“Exchangeable Shares”) of 180 Connect Exchangeco Inc. (formerly 6732097 Canada Inc.), a corporation incorporated under the laws of Canada and an indirect wholly-owned subsidiary of the Corporation (“180 Connect Exchangeco”), outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries, multiplied by a number equal to the number of votes to which a holder of one share of Common Stock is entitled with respect to such matter, proposition or question.

                    b. Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
                    c. Except as set forth herein, the holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.
                    d. The holder of the Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.
               (2) Cancellation or Reacquisition.
                    a. At such time as (A) the Special Voting Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of 180 Connect Exchangeco outstanding which are not owned by the Corporation or any of its direct or indirect subsidiaries and (B) there is no share of stock, debt, option or other agreement, obligation or commitment of 180 Connect Exchangeco which could by its terms require it to issue any Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Special Voting Share shall thereupon be retired and cancelled promptly thereafter.
                    b. If the Special Voting Share should be repurchased or otherwise acquired by the Corporation in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof.
                    c. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued preferred share as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
               (3) Dividends and Distributions. The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.
               (4) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Share shall not be entitled to any portion of any related distribution.
               (5) No Redemption or Conversion. The Special Voting Share shall not be redeemable or convertible.
     Fifth. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors of the Corporation on the date hereof shall determine their class. To the extent any additional directors are elected or appointed prior to the Corporation’s first Annual Meeting of Stockholders, the directors of the Corporation shall determine the class of such additional directors. The directors in Class A shall be elected for a term expiring at the first Annual

Meeting of Stockholders occurring after the date of this Amended and Restated Certificate of Incorporation, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders occurring after the date of this Amended and Restated Certificate of Incorporation and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders occurring after the date of this Amended and Restated Certificate of Incorporation. Commencing at the first Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such Annual Meeting of Stockholders shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.
     Sixth. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
          A. Election of directors need not be by ballot unless the Corporation’s Bylaws so provide.
          B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Corporation’s Bylaws as provided in the Corporation’s Bylaws.
          C. The directors in their discretion may submit any contract or act for approval or ratification at any Annual Meeting of Stockholders or at any Special Meeting of Stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.
          D. In addition to the powers and authorities hereinbefore stated or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, notwithstanding, to the provisions of applicable law, this Amended and Restated Certificate of

Incorporation, and any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.
     Seventh. The following paragraphs shall apply with respect to liability and indemnification of officers and directors:
          A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.
          B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.
     Eighth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Howard S. Balter, its Chief Executive Officer, as of the 24th day of August, 2007.

/s/ Howard S. Balter Howard S. Balter, Chief Executive Officer